CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS RECORD QUARTERLY NET INCOME OF
$5.1 MILLION; EPS UP 25% AND LOANS GROW 14%

July 23, 2014 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported record quarterly net income of $5.1 million, or $0.35 per diluted common share, for the quarter ended June 30, 2014, compared to net income of $4.0 million, or $0.28 per diluted common share, for the second quarter of 2013. The Company also reported net loan growth of $221.7 million, or 14%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Six Months Ended
			%			%
	06/30/14	06/30/13	Increase	06/30/14	06/30/13	Increase
Total assets	$2,868.9	$2,658.4	8%

Total loans (net)	1,827.5	1,605.8	14%

Total deposits	2,187.0	2,168.8	1%

Total revenues	$31.5	$29.9	5%	$61.9	$59.6	4%

Net income	5.1	4.0	26%	10.0	7.7	30%

Diluted net income per common share	$0.35	$0.28	25%	$0.70	$0.54	30%

“Our continued focus on increasing the Company's profitability is evidenced by another quarter of record net income,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer. "Total revenues grew by 5% for the quarter over the prior year same quarter and we remain diligent with our expense management. We continue to strengthen the Company's balance sheet, as well with 14% net loan growth over the past twelve months and continued improvement in asset quality."

Income Statement Highlights

•
The Company recorded net income of $5.1 million, or $0.35 per diluted common share, for the second quarter of 2014 compared to net income of $4.0 million, or $0.28 per diluted common share, for the same period one year ago; a $1.0 million, or 26%, increase. Net income for the first six months of 2014 totaled $10.0 million, or $0.70 per diluted common share; up $2.3 million, or 30%, over $7.7 million, or $0.54 per diluted common share recorded for the first half of 2013.

•
Total revenues (net interest income plus noninterest income) for the second quarter of 2014 were $31.5 million, up $1.6 million, or 5%, over total revenues of $29.9 million for the same quarter one year ago and were up $1.1 million, or 4%, over total revenues of $30.4 million for the previous quarter. Total revenues for the first half of 2014 increased $2.3 million, or 4%, over the first half of 2013.

•
Return on average stockholders' equity ("ROE") was 8.30% for the second quarter of 2014, compared to 6.90% for the same period last year. ROE for the first six months of 2014 was 8.36%, compared to 6.59% for the first half of 2013.

•
The Company's net interest margin on a fully-taxable basis for the second quarter of 2014 was 3.59%, compared to 3.56% recorded in the first quarter of 2014 and compared to 3.62% for the second quarter of 2013. The Company's deposit cost of funds for the second quarter was 0.26%, compared to 0.27% for the previous quarter and compared to 0.29% for the same period one year ago.

•
The provision for loan losses totaled $1.1 million for the second quarter of 2014, compared to $900,000 for the previous quarter and compared to $1.8 million for the second quarter one year ago. The provision for loan losses for the first half of 2014 was down $2.1 million, or 51%, from the first half of 2013.

•
Noninterest expenses for the second quarter of 2014 were $23.0 million, up $239,000, or 1%, compared to the previous quarter and up $661,000, or 3%, over the same quarter last year. Total noninterest expenses for the first six months of 2014 were up $1.1 million, or 2%, compared to the first six months of 2013.

Balance Sheet Highlights

•	Net loans grew $49.2 million, or 3%, on a linked quarter basis to $1.83 billion and were up $221.7 million, or 14%, over the second quarter 2013.

•	Nonperforming assets were 1.42% of total assets at June 30, 2014, compared to 1.57% of total assets for the previous quarter and compared to 1.81% of total assets one year ago.

•	Total deposits were $2.19 billion, up $18.2 million, or 1%, compared to same quarter last year.

•	Metro's capital levels remain strong with a Tier 1 Leverage ratio of 9.57% and a total risk-based capital ratio of 14.55%.

•
Stockholders' equity totaled $248.8 million, or 8.67% of total assets, at the end of the second quarter 2014. At June 30, 2014, the Company's book value per share was $17.45. The market price of Metro's common stock increased by 15% from $20.03 per common share at June 30, 2013 to $23.12 per common share at June 30, 2014.

Income Statement Overview

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands, except per share data)	2014	2013	% Change	2014	2013	% Change
Total revenues	$31,490	$29,933	5%	$61,903	$59,643	4%
Provision for loan losses	1,100	1,800	(39)	2,000	4,100	(51)
Total noninterest expenses	23,021	22,360	3	45,803	44,689	2
Net income	5,081	4,048	26	10,025	7,693	30
Diluted net income per common share	$0.35	$0.28	25%	$0.70	$0.54	30%

Metro recorded net income of $5.1 million, or $0.35 per diluted common share, for the second quarter of 2014 compared to net income of $4.0 million, or $0.28 per diluted common share, for the second quarter of 2013. On a linked quarter basis, net income increased $137,000, or 3%.

Net income for the first six months of 2014 was $10.0 million compared to $7.7 million recorded in the first six months of 2013, up 30%. Earnings per diluted common share for the first half of 2014 were $0.70 compared to $0.54 for the same period last year, a 30% increase.

Total revenues (net interest income plus noninterest income) for the second quarter of 2014 were $31.5 million, up $1.6 million, or 5%, over the second quarter of 2013. Total revenues for the first six months of 2014 were $61.9 million, up $2.3 million, up 4%, over the first half of 2013.

Noninterest expenses for the quarter totaled $23.0 million, up $661,000, or 3%, compared to the same period in 2013. On a linked quarter basis, total noninterest expenses were up $239,000. Total noninterest expenses for the first half of 2014 were $45.8 million, up $1.1 million, or 2%, over the same period last year.

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2014 totaled $24.0 million, up $1.4 million, or 6%, over the second quarter of 2013. For the first six months of 2014, net interest income totaled $47.3 million versus $44.9 million for same period in 2013, a $2.4 million, or 5%, increase.

Average interest-earning assets for the second quarter of 2014 totaled $2.72 billion versus $2.68 billion for the previous quarter and were up $172.5 million, or 7%, over the second quarter of 2013. Average loans receivable increased by $202.8 million, or 12%, and average investment securities decreased by $30.3 million, or 3%, for the second quarter 2014 compared to the same period one year ago. Average interest-bearing deposits totaled $1.69 billion for the second quarter of 2014, up $37.4 million, or 2%, over the same period of 2013 and average noninterest-bearing deposits for the second quarter 2014 were $476.6 million, up $36.0 million, or 8%, over the second quarter last year. Average interest earning assets for the first six months of 2014 totaled $2.70 billion versus $2.52 billion for the first six months of 2013, an increase of $177.3 million, or 7%.

The net interest margin for the second quarter of 2014 was 3.50%, up 2 bps from the 3.48% recorded for the previous quarter and down 2 bps from the second quarter one year ago. The net interest margin on a fully-taxable basis for the second quarter of 2014 was 3.59%, up 3 bps over the previous quarter and down 3 bps compared to 3.62% for the second quarter of 2013.

The net interest margin for the first half of 2014 was 3.49%, down 6 bps from the 3.55% recorded for the first six months of 2013. On a fully-taxable basis, the net interest margin for the first six months of 2014 was 3.58%, down 6 bps compared to 3.64% for the first half of 2013.

The Company's deposit cost of funds for the second quarter of 2014 was 0.26%, compared to 0.27% for the previous quarter, and down 3 bps from 0.29% recorded in the second quarter one year ago. Metro's deposit cost of funds decreased from 0.30% in the first six months of 2013 to 0.26% for the same period in 2014. The total cost of all funding sources for the second quarter was 0.31%, compared to the same amount for the previous quarter and down 2 basis points from the same period in 2013.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the increase in net interest income on a fully tax-equivalent basis for the second quarter and for the first six months of 2014 over the same periods of 2013 was primarily due to an increase in the level of interest earning assets, offset partially by a slightly lower net interest margin. Lower yields on interest earning assets were partially offset by a reduction in the Company's cost of funds.

(dollars in thousands)	Tax Equivalent Net Interest Income
2014 vs. 2013	Volume Change	Rate Change	Total Increase	% Increase
2nd Quarter	$2,246	$(885)	$1,361	6%
Six Months	$4,585	$(2,258)	$2,327	5%

Noninterest Income

Noninterest income for the second quarter of 2014 totaled $7.5 million, up $161,000, or 2%, over the second quarter one year ago. Service charges and fees for the second quarter were $7.4 million, up $264,000, or 4%, over the second quarter last year. Gains on the sale of loans totaled $138,000 for the second quarter of 2014 versus $250,000 for the same period in 2013.

Noninterest income for the first six months of 2014 decreased $136,000, or 1%, compared to the first half of 2013. Service charges and fees were up 2% for the first half of 2014 compared to 2013 while gains on the sale of loans were $274,000 during the first six months of 2014 compared to $663,000 in the same period of 2013. The decrease in loan sale gains for both second quarter and first six months was the result of a lower level of residential loan sales to the secondary market in 2014 compared to the same periods in 2013. Net gains on sales of securities during the first six months of 2014 were $11,000 compared to net gains of $21,000 in the first six months of 2013.

The breakdown of noninterest income for the second quarter and for the first six months of 2014 and 2013, respectively, is shown in the table below:

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands)	2014	2013	% Change	2014	2013	% Change
Service charges, fees and other income	$7,357	$7,093	4%	$14,288	$14,025	2%
Gains on sales of loans	138	250	(45)	274	663	(59)
Net gains (losses) on sales/calls of securities	—	(9)	(100)	11	21	(48)
Total noninterest income	$7,495	$7,334	2%	$14,573	$14,709	(1)%

Noninterest Expenses

Noninterest expenses for the second quarter of 2014 were $23.0 million, up $661,000, or 3%, compared to $22.4 million recorded in the second quarter one year ago. For the first six months of 2014, noninterest expenses totaled $45.8 million, up $1.1 million, or 2%, over $44.7 million recorded for the first half of 2013.

The breakdown of noninterest expenses for the second quarter and for the first six months of 2014 and 2013, respectively, are shown in the table below:

	Three months ended June 30,			Six months ended June 30,
(dollars in thousands)	2014	2013	% Change	2014	2013	% Change
Salaries and employee benefits	$11,055	$10,391	6%	$22,482	$21,216	6%
Occupancy and equipment	3,098	3,335	(7)	6,603	6,545	1
Advertising and marketing	376	389	(3)	769	745	3
Data processing	3,320	3,276	1	6,570	6,482	1
Regulatory assessments and related costs	584	551	6	1,153	1,085	6
Other expenses	4,588	4,418	4	8,226	8,616	(5)
Total noninterest expenses	$23,021	$22,360	3%	$45,803	$44,689	2%

Balance Sheet

	As of June 30,
(dollars in thousands)	2014	2013	% Increase
Total assets	$2,868,928	$2,658,405	8%

Total loans (net)	1,827,544	1,605,828	14%

Total deposits	2,186,980	2,168,759	1%

Total core deposits	2,119,262	2,102,450	1%

Total stockholders' equity	248,770	228,468	9%

Lending

Gross loans totaled $1.85 billion at June 30, 2014, an increase of $217.9 million, or 13%, over June 30, 2013. The composition of the Company's loan portfolio at June 30, 2014 and June 30, 2013 was as follows:

(dollars in thousands)	June 30, 2014	% of Total	June 30, 2013	% of Total	$ Change	% Change
Commercial and industrial	$467,587	25%	$415,740	25%	$51,847	12%
Commercial tax-exempt	76,674	4	82,455	5	(5,781)	(7)
Owner occupied real estate	308,708	17	288,702	18	20,006	7
Commercial construction and land development	130,449	7	105,596	6	24,853	24
Commercial real estate	544,544	29	433,628	27	110,916	26
Residential	103,564	6	90,590	6	12,974	14
Consumer	220,289	12	217,155	13	3,134	1
Gross loans	$1,851,815	100%	$1,633,866	100%	$217,949	13%

Asset Quality

The Company's asset quality ratios are shown below:

	Quarters Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Nonperforming assets/total assets	1.42%	1.57%	1.81%
Net loan charge-offs (annualized)/average total loans	0.17%	0.02%	0.31%
Loan loss allowance/total loans	1.31%	1.33%	1.72%
Nonperforming loan coverage	66%	59%	64%
Nonperforming assets/capital and reserves	15%	17%	19%

Nonperforming assets decreased during the second quarter of 2014 by $4.2 million, or 9%, to $40.7 million, or 1.42%, of total assets at June 30, 2014, compared to $44.9 million, or 1.57%, of total assets at March 31, 2014, and compared to $48.1 million, or 1.81%, of total assets one year ago. Nonperforming assets were down $7.5 million, or 15%, over the past twelve months.

Nonperforming loans decreased by $4.2 million during the second quarter of 2014, while foreclosed asset balances increased by $30,000. Compared to June 30, 2013, nonperforming loans decreased $6.9 million, or 16%, and foreclosed assets decreased $591,000, or 13%.

Net loan charge-offs totaled $763,000 for the second quarter of 2014, comprised of $1.3 million in gross loan charge-offs offset partially by $535,000 in recoveries. Total net charge-offs for the first six months of 2014 were $839,000, or 0.09%, of average loans outstanding compared to $1.3 million, or 0.17%, for the first half of 2013.

The Company recorded a provision for loan losses of $1.1 million for the second quarter of 2014 as compared to $900,000 for the previous quarter and $1.8 million recorded in the second quarter of 2013. The allowance for loan losses totaled $24.3 million as of June 30, 2014, compared to $23.9 million at March 31, 2014 and to $28.0 million at June 30, 2013. The allowance represented 1.31% of gross loans outstanding at June 30, 2014, compared to 1.33% at March 31, 2014 and 1.72% at June 30, 2013.

Deposits

The Company's deposit balances at June 30, 2014 were $2.19 billion, compared to total deposits of $2.20 billion at March 31, 2014 and compared to $2.17 billion one year ago. The change in core deposits over the past twelve months by type of account is as follows:

	As of June 30,
(dollars in thousands)	2014	2013	% Change	2nd Quarter 2014 Cost of Funds
Demand noninterest-bearing	$508,012	$463,805	10%	0.00%
Demand interest-bearing	1,014,347	1,009,321	—	0.28
Savings	474,416	503,110	(6)	0.28
Subtotal	1,996,775	1,976,236	1	0.21
Time	122,487	126,214	(3)	1.03
Total core deposits	$2,119,262	$2,102,450	1%	0.26%

Total core deposits, excluding time deposits, increased $20.5 million, over the past twelve months and decreased by $5.6 million, on a linked quarter basis. The cost of core deposits, excluding time deposits, during the second quarter of 2014 was 0.21%, compared to 0.22% for both the previous quarter and the second quarter one year ago. The cost of total core deposits for the second quarter of 2014 was 0.26%, which was down 1 bp from the previous quarter and down 3 bps from second quarter of 2013.

Change in core deposits by type of customer was as follows:

	June 30,	% of	June 30,	% of	%
(dollars in thousands)	2014	Total	2013	Total	Change
Consumer	$996,772	47%	$971,156	46%	3%
Commercial	725,106	34	664,851	32	9
Government	397,384	19	466,443	22	(15)
Total	$2,119,262	100%	$2,102,450	100%	1%

Investments

At June 30, 2014, the Company's investment portfolio totaled $844.9 million, down $15.0 million, or 2%, on a linked quarter basis and down $18.6 million, or 2%, compared to June 30, 2013. Detailed below is information regarding the composition and characteristics of the portfolio at June 30, 2014:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$31,642	$149,105	$180,747
Mortgage-backed securities:
Federal government agencies pass through certificates	62,737	7,515	70,252
Agency collateralized mortgage obligations	444,912	112,405	557,317
Corporate debt securities	—	5,000	5,000
Municipal securities	27,546	3,994	31,540
Total	$566,837	$278,019	$844,856
Duration (in years)	4.7	6.1	5.2
Average life (in years)	5.3	7.1	5.9
Quarterly average yield (annualized)	2.26%	2.53%	2.39%

At June 30, 2014, the after-tax unrealized loss on the Bank's available for sale portfolio was $8.8 million, as compared to an after-tax unrealized loss of $16.5 million at December 31, 2013 and compared to an after-tax unrealized loss of $8.0 million at June 30, 2013.

Capital

Stockholders' equity at June 30, 2014 totaled $248.8 million, compared to $228.5 million at June 30, 2013. Return on average stockholders' equity (ROE) for the second quarter of 2014 was 8.30%, compared to 8.42% for the previous quarter and up over 6.90% for the second quarter last year. ROE for the first six months of 2014 was 8.36%, compared to 6.59% for the first half of 2013.

The Company's capital ratios at June 30, 2014 and 2013 were as follows:

	6/30/2014	6/30/2013	Regulatory Guidelines “Well Capitalized”
Leverage ratio	9.57%	9.37%	5.00%
Tier 1	13.36	13.63	6.00
Total capital	14.55	14.89	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At June 30, 2014, the Company's book value per common share was $17.45 compared to $16.09 one year ago.

The market price of Metro's common stock increased by 15% from $20.03 per common share at June 30, 2013 to $23.12 per common share at June 30, 2014.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	the effects of ongoing short and long-term federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the effects of the failure of the federal government to reach a deal to permanently raise the debt ceiling and the potential negative results on economic and business conditions;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	possible impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses;

•	the impact of changes in Regulation Z and other consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•
changes in accounting principles, policies and guidelines as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (FASB), and other accounting standards setters;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	interruption or breach in security of our information systems resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems;

•	our ability to maintain compliance with the exchange rules of The Nasdaq Stock Market, Inc.;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	disruptions due to flooding, severe weather or other natural disasters or Acts of God; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc. and Subsidiaries
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
(dollars in thousands, except per share amounts)	2014	2014	Change	2013	Change	2014	2013	Change
Income Statement Data:
Net interest income	$23,995	$23,335	3%	$22,599	6%	$47,330	$44,934	5%
Provision for loan losses	1,100	900	22	1,800	(39)	2,000	4,100	(51)
Noninterest income	7,495	7,078	6	7,334	2	14,573	14,709	(1)
Total revenues	31,490	30,413	4	29,933	5	61,903	59,643	4
Noninterest expenses	23,021	22,782	1	22,360	3	45,803	44,689	2
Net income	5,081	4,944	3	4,048	26	10,025	7,693	30
Per Common Share Data:
Net income per common share:
Basic	$0.36	$0.35	3%	$0.28	29%	$0.70	$0.54	30%
Diluted	0.35	0.34	3	0.28	25	0.70	0.54	30

Book Value	$17.45	$16.92		$16.09		$17.45	$16.09	8

Weighted average common shares outstanding:
Basic	14,184	14,161		14,137		14,172	14,134
Diluted	14,387	14,344		14,256		14,366	14,209
Balance Sheet Data:
Total assets	$2,868,928	$2,850,039	1%			$2,868,928	$2,658,405	8%
Loans (net)	1,827,544	1,778,311	3			1,827,544	1,605,828	14
Allowance for loan losses	24,271	23,934	1			24,271	28,038	(13)
Investment securities	844,856	859,887	(2)			844,856	863,462	(2)
Total deposits	2,186,980	2,195,272	—			2,186,980	2,168,759	1
Core deposits	2,119,262	2,128,101	—			2,119,262	2,102,450	1
Stockholders' equity	248,770	240,787	3			248,770	228,468	9
Capital:
Total stockholders' equity to assets		8.45%				8.67%	8.59%
Leverage ratio		9.48				9.57	9.37
Risk based capital ratios:
Tier 1		13.39				13.36	13.63
Total Capital		14.59				14.55	14.89
Performance Ratios:
Deposit cost of funds	0.26%	0.27%		0.29%		0.26%	0.30%
Cost of funds	0.31	0.31		0.33		0.31	0.34
Net interest margin	3.50	3.48		3.52		3.49	3.55
Return on average assets	0.72	0.72		0.60		0.72	0.58
Return on average stockholders' equity	8.30	8.42		6.90		8.36	6.59
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.17%	0.02%		0.31%		0.09%	0.17%
Nonperforming assets to total period-end assets	1.42	1.57				1.42	1.81
Allowance for loan losses to total period-end loans	1.31	1.33				1.31	1.72
Allowance for loan losses to period-end nonperforming loans	66	59				66	64
Nonperforming assets to capital and allowance	15	17				15	19

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets

	June 30,	December 31,
	2014	2013
(in thousands, except share and per share amounts)	(Unaudited)

Assets
Cash and cash equivalents	$59,203	$44,996
Securities, available for sale at fair value	566,837	585,923
Securities, held to maturity at cost (fair value 2014: $268,243; 2013: $263,697)	278,019	283,814
Loans, held for sale	5,881	6,225
Loans receivable, net of allowance for loan losses (allowance 2014: $24,271; 2013: $23,110)	1,827,544	1,727,762
Restricted investments in bank stock	23,955	20,564
Premises and equipment, net	74,393	75,783
Other assets	33,096	36,051
Total assets	$2,868,928	$2,781,118

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$508,012	$443,287
Interest-bearing	1,678,968	1,796,334
Total deposits	2,186,980	2,239,621
Short-term borrowings	401,675	277,750
Long-term debt	15,800	15,800
Other liabilities	15,703	17,764
Total liabilities	2,620,158	2,550,935
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2014: 14,193,513; 2013: 14,157,219)	14,194	14,157
Surplus	159,476	158,650
Retained earnings	83,476	73,491
Accumulated other comprehensive loss	(8,776)	(16,515)
Total stockholders' equity	248,770	230,183
Total liabilities and stockholders' equity	$2,868,928	$2,781,118

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2014	2013	2014	2013
Interest Income
Loans receivable, including fees:
Taxable	$19,938	$18,516	$39,148	$36,487
Tax-exempt	834	905	1,695	1,836
Securities:
Taxable	5,018	5,007	10,064	10,366
Tax-exempt	191	184	381	368
Total interest income	25,981	24,612	51,288	49,057
Interest Expense
Deposits	1,401	1,525	2,835	3,144
Short-term borrowings	278	181	509	312
Long-term debt	307	307	614	667
Total interest expense	1,986	2,013	3,958	4,123
Net interest income	23,995	22,599	47,330	44,934
Provision for loan losses	1,100	1,800	2,000	4,100
Net interest income after provision for loan losses	22,895	20,799	45,330	40,834
Noninterest Income
Service charges, card and other income	7,357	7,093	14,288	14,025
Gains on sales of loans	138	250	274	663
Total fees and other income	7,495	7,343	14,562	14,688
Net gains (losses) on sales/calls of securities	—	(9)	11	21
Total noninterest income	7,495	7,334	14,573	14,709
Noninterest Expenses
Salaries and employee benefits	11,055	10,391	22,482	21,216
Occupancy and equipment	3,098	3,335	6,603	6,545
Advertising and marketing	376	389	769	745
Data processing	3,320	3,276	6,570	6,482
Regulatory assessments and related costs	584	551	1,153	1,085
Other	4,588	4,418	8,226	8,616
Total noninterest expenses	23,021	22,360	45,803	44,689
Income before taxes	7,369	5,773	14,100	10,854
Provision for federal income taxes	2,288	1,725	4,075	3,161
Net income	$5,081	$4,048	$10,025	$7,693
Net Income per Common Share
Basic	$0.36	$0.28	$0.70	$0.54
Diluted	0.35	0.28	0.70	0.54
Average Common and Common Equivalent Shares Outstanding
Basic	14,184	14,137	14,172	14,134
Diluted	14,387	14,256	14,366	14,209

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarters ended,									Year-to-date,
	June 30, 2014			March 31, 2014			June 30, 2013			June 30, 2014			June 30, 2013
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$858,174	$5,018	2.34%	$876,249	$5,046	2.30%	$889,510	$5,007	2.25%	$867,161	$10,064	2.32%	$903,261	$10,366	2.30%
Tax-exempt	30,941	293	3.79	30,927	293	3.79	29,871	284	3.80	30,934	586	3.79	29,870	567	3.80
Total securities	889,115	5,311	2.39	907,176	5,339	2.35	919,381	5,291	2.30	898,095	10,650	2.37	933,131	10,933	2.34
Total loans receivable	1,830,846	21,222	4.60	1,775,981	20,534	4.63	1,628,073	19,908	4.85	1,803,564	41,756	4.62	1,591,199	39,311	4.93
Total earning assets	$2,719,961	$26,533	3.88%	$2,683,157	$25,873	3.86%	$2,547,454	$25,199	3.93%	$2,701,659	$52,406	3.87%	$2,524,330	$50,244	3.97%
Sources of Funds
Interest-bearing deposits:
Regular savings	$464,780	$319	0.28%	$460,324	$336	0.30%	$424,474	$335	0.32%	$462,564	$654	0.29%	$419,414	$661	0.32%
Interest checking and money market	1,033,565	709	0.28	1,070,068	719	0.27	1,039,872	733	0.28	1,051,715	1,429	0.27	1,058,702	1,535	0.29
Time deposits	124,209	318	1.03	126,453	329	1.06	130,015	397	1.22	125,325	647	1.04	134,298	844	1.27
Public time and other noncore deposits	69,071	55	0.32	64,717	50	0.32	59,894	60	0.40	66,906	105	0.32	57,423	104	0.37
Total interest-bearing deposits	1,691,625	1,401	0.33	1,721,562	1,434	0.34	1,654,255	1,525	0.37	1,706,510	2,835	0.34	1,669,837	3,144	0.38
Short-term borrowings	387,611	278	0.28	356,554	231	0.26	325,044	181	0.22	372,168	509	0.27	277,243	312	0.22
Long-term debt	15,800	307	7.77	15,800	307	7.77	15,800	307	7.77	15,800	614	7.77	26,297	667	5.07
Total interest-bearing liabilities	2,095,036	1,986	0.38	2,093,916	1,972	0.38	1,995,099	2,013	0.40	2,094,478	3,958	0.38	1,973,377	4,123	0.42
Demand deposits (noninterest-bearing)	476,605			446,131			440,573			461,452			436,850
Sources to fund earning assets	2,571,641	1,986	0.31	2,540,047	1,972	0.31	2,435,672	2,013	0.33	2,555,930	3,958	0.31	2,410,227	4,123	0.34
Noninterest-bearing funds (net)	148,320			143,110			111,782			145,729			114,103
Total sources to fund earning assets	$2,719,961	$1,986	0.29%	$2,683,157	$1,972	0.30%	$2,547,454	$2,013	0.32%	$2,701,659	$3,958	0.29%	$2,524,330	$4,123	0.33%

Net interest income and margin on a tax-equivalent basis		$24,547	3.59%		$23,901	3.56%		$23,186	3.62%		$48,448	3.58%		$46,121	3.64%
Tax-exempt adjustment		552			566			587			1,118			1,187
Net interest income and margin		$23,995	3.50%		$23,335	3.48%		$22,599	3.52%		$47,330	3.49%		$44,934	3.55%

Other Balances:
Cash and due from banks	$42,777			$43,752			$50,801			$43,262			$46,831
Other assets	70,878			68,553			90,398			69,722			91,178
Total assets	2,833,616			2,795,462			2,688,653			2,814,643			2,662,339
Other liabilities	16,325			17,253			17,725			16,786			16,763
Stockholders' equity	245,650			238,162			235,256			241,927			235,349

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(Unaudited)

	Three Months Ended		Year Ended	Six Months Ended
	June 30,		December 31,	June 30,
(dollars in thousands)	2014	2013	2013	2014	2013

Balance at beginning of period	$23,934	$27,472	$25,282	$23,110	$25,282
Provisions charged to operating expenses	1,100	1,800	6,875	2,000	4,100
	25,034	29,272	32,157	25,110	29,382
Recoveries of loans previously charged-off:
Commercial and industrial	244	194	1,122	1,249	332
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	43	—	3	286	3
Commercial construction and land development	111	12	490	211	498
Commercial real estate	101	—	—	174	—
Residential	20	—	10	20	3
Consumer	16	22	76	39	58
Total recoveries	535	228	1,701	1,979	894
Loans charged-off:
Commercial and industrial	(501)	(1,228)	(3,427)	(855)	(1,264)
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	(171)	(52)	(295)	(196)	(236)
Commercial construction and land development	(527)	(8)	(2,844)	(539)	(25)
Commercial real estate	—	(141)	(2,773)	(716)	(223)
Residential	(19)	(14)	(332)	(302)	(130)
Consumer	(80)	(19)	(1,077)	(210)	(360)
Total charged-off	(1,298)	(1,462)	(10,748)	(2,818)	(2,238)
Net charge-offs	(763)	(1,234)	(9,047)	(839)	(1,344)
Balance at end of period	$24,271	$28,038	$23,110	$24,271	$28,038
Net charge-offs (annualized) as a percentage of average loans outstanding	0.17%	0.31%	0.55%	0.09%	0.17%
Allowance for loan losses as a percentage of period-end loans	1.31%	1.72%	1.32%	1.31%	1.72%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(Unaudited)

The following table presents information regarding nonperforming loans and assets as of June 30, 2014 and for the preceding four quarters (dollar amounts in thousands).

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$4,291	$9,014	$10,217	$9,967	$12,053
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	6,401	6,005	4,838	4,924	4,999
Commercial construction and land development	9,028	10,734	8,587	11,723	12,027
Commercial real estate	5,793	6,043	6,705	6,904	3,893
Residential	6,341	6,551	7,039	7,316	7,133
Consumer	2,479	2,524	2,577	2,541	3,422
Total nonaccrual loans	34,333	40,871	39,963	43,375	43,527
Loans past due 90 days or more and still accruing	2,335	—	369	119	—
Total nonperforming loans	36,668	40,871	40,332	43,494	43,527
Foreclosed assets	4,020	3,990	4,477	3,556	4,611
Total nonperforming assets	$40,688	$44,861	$44,809	$47,050	$48,138

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs (included in nonaccrual loans above)	$17,748	$19,862	$17,149	$23,621	$18,817
Accruing TDRs	11,309	9,970	12,091	11,078	14,888
Total TDRs	$29,057	$29,832	$29,240	$34,699	$33,705

Nonperforming loans to total loans	1.98%	2.27%	2.30%	2.55%	2.66%

Nonperforming assets to total assets	1.42%	1.57%	1.61%	1.71%	1.81%

Nonperforming loan coverage	66%	59%	57%	63%	64%

Allowance for loan losses as a percentage of total period-end loans	1.31%	1.33%	1.32%	1.61%	1.72%

Nonperforming assets / capital plus allowance for loan losses	15%	17%	18%	18%	19%